Exhibit 4.17

CONFORMED COPY

AMENDMENT AND RESTATEMENT AGREEMENT

DATED 10TH OCTOBER, 2005

BETWEEN

TELE2 SVERIGE AB

AND

WESTLB AG, LONDON BRANCH

as Facility Agent

relating to a Credit Agreement

dated 23rd November, 2004

THIS AGREEMENT is dated 10th October, 2005

BETWEEN:

(1)                                  TELE2 SVERIGE AB (a company incorporated under the laws of Sweden) of P.O. Box 62, S-16494, Kista, Sweden (corporate identity number 556267-5164) (the Company);

(2)                                  TELE2 AB (publ) (a company incorporated under the laws of Sweden) of P.O. Box 62094, S-10313, Stockholm, Sweden (corporate identity number 556410-8917) as the Parent and as guarantor (together with the Company, the Obligors);

(3)                                  EACH OF THE LENDERS set out in Part 1 of Schedule 1 (the Existing Lenders);

(4)                                  EACH OF THE PERSONS  set out in Part 2 of Schedule 1 (the New Lenders and together with the Existing Lenders, the Lenders); and

(5)                                  WESTLB AG, LONDON BRANCH as agent (in this capacity the Facility Agent).

BACKGROUND

(A)                              This Agreement is supplemental to and amends a credit agreement dated 23rd November, 2004 between, among others, the Obligors and the Facility Agent (the Credit Agreement).

(B)                                The parties to this Agreement have agreed to amend and restate the Credit Agreement on the terms and in the manner set out below.

IT IS AGREED as follows:

1.                                      INTERPRETATION

1.1                               Definitions

(a)                                  In this Agreement:

Effective Date means the date on which the Facility Agent gives the notice referred to in Clause 2(b) (Amendments).

Restated Credit Agreement means the amended and restated form of the Credit Agreement set out in Schedule 3 (Restated Credit Agreement)

(b)                                 Capitalised terms defined in the Credit Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement.

1.2                               Construction

The principles of construction set out in Clause 1.2 (Construction) of  the Credit Agreement will have effect as if set out in this Agreement.

2.                                      AMENDMENTS

(a)                                  Subject as set out below, the Credit Agreement will be amended from the Effective Date so that it reads as if it were restated in the form set out in Schedule 3 (Restated Credit Agreement).

(b)                                 The Credit Agreement will not be amended by this Agreement unless the Facility Agent notifies the Company and the Lender that it has received all of the documents set out in Schedule 2 (Conditions precedent documents) in form and substance satisfactory to the Facility Agent. The Facility Agent must give this notification as soon as reasonably practicable.

(c)                                  If:

(i)                                     the Facility Agent fails to give the notification under paragraph (b) above by close of business on 31st December, 2005 (or such later date as the Facility Agent agrees in writing); or

(ii)                                  any notice is given under Clause 22.13 (Acceleration) of the Credit Agreement on or before the Effective Date,

the Credit Agreement will not be amended in the manner contemplated by this Agreement.

3.                                      COMMITMENTS

(a)                                  Subject to paragraphs (c) and (d) below, each Lender agrees that at and from the Effective Date, its Commitment shall be as set out in Schedule 1 of the Restated Credit Agreement.

(b)                                 Subject to paragraphs (c) and (d) below, with effect from the Effective Date, the New Lenders accede to the Credit Agreement as Lenders with the Commitments set out in Schedule 1 of the Restated Credit Agreement.

(c)                                  The Commitments of the Lenders on the Effective Date as set out in Schedule 1 of the Restated Credit Agreement will be adjusted to the extent required to reflect:

(i)                                     any cancellation of Commitments occurring on or after the date of this Agreement up to and including the Effective Date; and

(ii)                                  any transfer or assignment of any Lender’s rights or obligations under the Credit Agreement which occurs on or after the date of this Agreement up to and including the Effective Date.

(d)                                 The Facility A Increase (as defined in the Restated Credit Agreement) will not occur if the Facility A Final Maturity Date occurs on or before the Effective Date.

4.                                      REPRESENTATIONS

4.1                               Representations

The representations set out in this Clause are made by each Obligor on the date of this Agreement to each Finance Party.

4.2                               Powers and authority

It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of this Agreement and the transactions contemplated by this Agreement.

4.3                               Legal validity

Subject to any general principles of law limiting its obligations and specifically referred to in any legal opinion delivered under Schedule 2 (Conditions precedent documents), this Agreement constitutes its legally binding, valid and enforceable obligation.

4.4                               Non-conflict

The entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not conflict with:

(a)                                  any law or regulation applicable to it;

(b)                                 its or any of its Subsidiaries’ constitutional documents; or

(c)                                  any document which is binding on it or any of its Subsidiaries or any of its or its Subsidiaries’ assets.

4.5                               Authorisations

All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement have been obtained or effected (as appropriate) and are in full force and effect.

4.6                               Credit Agreement

Each Obligor confirms to each Finance Party that on the date of this Agreement and on the Effective Date, the Repeating Representations:

(a)                                  are true; and

(b)                                 would also be true if references to the Credit Agreement are construed as references to the Credit Agreement as amended and restated by this Agreement.

In each case, each Repeating Representation is applied to the circumstances then existing and in the case of the confirmation made on the date of this Agreement, as if the Effective Date had occurred.

5.                                      CONSENTS

Each Obligor:

(a)                                  agrees to the amendment and restatement of the Credit Agreement as contemplated by this Agreement; and

(b)                                 with effect from the Effective Date, confirms that any security or guarantee created or given by it under a Finance Document will:

(i)                                     continue in full force and effect; and

(ii)                                  extend to the liabilities and obligations of the Obligors to the Finance Parties under the Finance Documents as amended by this Agreement.

6.                                      MISCELLANEOUS

(a)                                  Each of this Agreement and the Credit Agreement, as amended and restated by this Agreement , is a Finance Document.

(b)                                 Subject to the terms of this Agreement, the Credit Agreement will remain in full force and effect and, from the Effective Date, the Credit Agreement and this Agreement will be read and construed as one document.

7.                                      GOVERNING LAW

This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

LENDERS

PART 1

EXISTING LENDERS

ABN AMRO Bank N.V., Stockholm branch

Citibank International plc

Crédit Agricole Stockholm Branch of Calyon Bank SA, France

DnB NOR Bank ASA

Nordea Bank AB (publ)

SEB Merchant Banking, Skandinaviska Enskilda Banken AB (publ)

Société Générale

Svenska Handelsbanken AB (publ)

The Royal Bank of Scotland plc

WestLB AG, London Branch

PART 2

NEW LENDERS

Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.

Danske Bank A/S Denmark, Sweden Branch

HSBC Bank plc

ING Bank NV

SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

1.                                       A copy of the constitutional documents of each Obligor or, if the Facility Agent already has a copy, a certificate of an authorised signatory of the relevant Obligor confirming that the copy in the Facility Agent’s possession is still correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.                                       A copy of a resolution of the board of directors of each Obligor approving the terms of, and the transactions contemplated by, this Agreement.

3.                                       A specimen of the signature of each person authorised on behalf of each Obligor to sign this Agreement.

4.                                       A certificate of an authorised signatory of each Obligor certifying that each copy document specified in this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

5.                                       A pro forma calculation of the ratio of Consolidated Total Net Debt to Consolidated EBITDA (as calculated under Clause 20.3 (Consolidated Total Net Debt to Consolidated EBITDA)), assuming completion of the Permitted Acquisitions referred to in paragraphs (d) and (e) of the definition thereof in the Restated Credit Agreement.

6.                                       Legal Opinion of Allen & Overy LLP and Setterwalls, English and Swedish legal advisers to the Facility Agent, addressed to the Finance Parties.

7.                                       Evidence that all fees and expenses then due and payable from the Company in respect of this Agreement have been paid.

8.                                       A copy of any other authorisation or other document, opinion or assurance which the Facility Agent has notified the Company is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, this Agreement or for the validity and enforceability of any Finance Document.

9.                                       Provision of all information reasonably required by any Lender for the purpose of complying with “Know your customer” requirements including but not limited to:

(a)                                  a list of the directors of each Obligor; and

(b)                                 details of the ultimate beneficial ownership structure of shareholdings in excess of 5% held in each Obligor.

SCHEDULE 3

RESTATED CREDIT AGREEMENT

SIGNATORIES

Company

TELE2 SVERIGE AB

By:          Håkan Zadler                        Lars-Johan Jarnheimer

Obligor

TELE2 AB (publ)

By:          Håkan Zadler                        Lars-Johan Jarnheimer

Existing Lenders

ABN AMRO BANK N.V., STOCKHOLM BRANCH

By:          Lena Bertilsson                    Christina Lundberg

CITIBANK INTERNATIONAL PLC

By:          Clas Ronnlov

CRÉDIT AGRICOLE STOCKHOLM BRANCH OF CALYON BANK SA, FRANCE

By:          Niklas Hytting                      Gunilla Russo

DnB NOR Bank ASA

By:          Leif Teksum

NORDEA BANK AB (publ)

By:          Erik af Winklerfelt

SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN AB (publ)

By:          Anders Högberg                  Olof Kajerdt

SOCIÉTÉ GÉNÉRALE

By:          K.D. Harber

SVENSKA HANDELSBANKEN AB (PUBL)

By:          Mikael Waxin

THE ROYAL BANK OF SCOTLAND PLC

By:          Isabelle Coudray

WESTLB AG, LONDON BRANCH

By:          Adam Johnson                     Tim Sai Louie

New Lenders

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.

By:          Cees de Vries                        Ed Smith

DANSKE BANK A/S DENMARK, SWEDEN BRANCH

By:          Björn Serrander                    Staffan Sundberg

HSBC BANK PLC

By:          Stuart Parkinson

ING BANK N.V.

By:          Maurice Kenny                    Aidan Neill

Facility Agent

WESTLB AG, LONDON BRANCH

By:          Adam Johnson                     Tim Sai Louie